Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uxin Limited of our report dated April 29, 2019 relating to the financial statements, which appears in Uxin Limited’s Annual Report on Form 20-F for the year ended December 31, 2018.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 19, 2019